UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                       July 25, 2017 (July 19, 2017)
Date of Report (Date of earliest event reported)

           International Seaways, Inc.
(Exact Name of Registrant as Specified in Charter)

1-37836-1
Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue
New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Upsize of Term Loan

On June 22, 2017, International Seaways, Inc. ("the "Company"), its wholly-owned subsidiary, International Seaways Operating Corporation (the "Administrative Borrower"), and certain of the Administrative Borrower's subsidiaries entered into secured debt facilities with Jefferies Finance LLC (the "Administrative Agent") and JP Morgan Chase Bank, N.A., as joint lead arrangers, UBS Securities LLC, as joint bookrunner, DNB Markets Inc., Fearnley Securities AS, Pareto Securities Inc. and Skandinaviska Enskilda Banken AB (Publ) ("SEB") as co-managers and the other lenders party thereto (including SEB as Swingline Lender and Issuing Bank), consisting of (i) a revolving credit facility of $50 million (the "Revolving Credit Facility") and (ii) a term loan facility of $500 million (the "Term Loan Facility" and together with the Revolving Credit Facility, the "Debt Facilities") containing an accordion feature whereby the Term Loan Facility could be increased up to an additional $50 million subject to certain conditions.  On July 20, 2017, Hatteras Tanker Corporation and Montauk Tanker Corporation (both wholly-owned direct subsidiaries of the Administrative Borrower) were joined as subsidiary guarantors under the Debt Facilities.

On July 24, 2017, the Company entered into a First Amendment to the Credit Agreement (the "First Amendment") by and among the Company, the Administrative Borrower, certain of its subsidiaries, the Administrative Agent and the other lenders party thereto.  The First Amendment amended the Debt Facilities to increase the Term Loan Facility by $50 million pursuant to the accordion feature (the "Amended Term Loan Facility"), with such funds to be used for general corporate purposes, including in connection with financing deliveries of two Suezmax tanker newbuildings, the Seaways Hatteras and the Seaways Montauk.  All other terms of the Debt Facilities, as amended by the First Amendment (the "Amended Debt Facilities"), remain substantially similar in all material respects to those in the Debt Facilities prior to giving effect to the First Amendment.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 19, 2017, $50 million was drawn under the Revolving Credit Facility, with such funds used in connection with financing the acquisition of the Seaways Hatteras and the Seaways Montauk as described herein, and on July 24, 2017 $50 million was drawn under the Amended Term Loan.  As of July 24, 2017, approximately $600 million in principal amount was outstanding under the Amended Debt Facilities.  Please also refer to the information described above under Item 1.01, which is incorporated by reference into this Item 2.03.

Section 8 – Other Events

Item 8.01 Other Events

Delivery of Seaways Hatteras and Seaways Montauk

On July 20, 2017, Hatteras Tanker Corporation, a wholly-owned indirect subsidiary of the Company, took delivery of the Seaways Hatteras, a 159-thousand deadweight ton ("DWT") 2017-built Suezmax tanker. On July 25, 2017, Montauk Tanker Corporation, a wholly-owned indirect subsidiary of the Company, took delivery of the Seaways Montauk, a 159-thousand DWT 2017-built Suezmax tanker. Hatteras Tanker Corporation and Montauk Tanker Corporation acquired these vessels pursuant to contracts with Hyundai Samho Heavy Industries Co., Ltd. that were entered into in June 2017 for an aggregate purchase price of approximately $116 million.  The Company will employ these two vessels in a leading Suezmax pool and the vessels will be technically managed by V.Ships, the third-party technical manager for the existing INSW fleet. Funds used by the Company for the purchase of the Seaways Hatteras and the Seaways Montauk included borrowings under the Amended Debt Facilities as described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC. (Registrant)

Date: July 25, 2017	By:		/s/James D. Small III
		Name: Title:	James D. Small III Chief Administrative Officer, Senior Vice President, Secretary and General Counsel